Exhibit 99.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of June 1, 2010, by and between WLG Inc., a Delaware corporation (the “Company”) and Andrew Jillings (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive entered into that certain Employment Agreement, dated as of October 28, 2009 (the “Agreement”); and

WHEREAS, the Company and the Executive have determined that it is in the best interest of the Company to amend his salary effective as of April 1, 2010 in accordance with the terms of this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

1.           Definitions.  All capitalized terms used in this Amendment, but not otherwise defined, shall have the meanings ascribed to them in the Agreement.

2.           Amendment to Section 7 of the Agreement.  Section 7 of the Agreement is amended by deleting the current Section 7 of the Agreement and inserting in its place and stead, the following language:

“7.           Salary and Bonus

Salary

The Employee will be paid a fixed gross annual salary of HKD 2,940,000 per annum (i.e. HKD 245,000 per month x 12) payable in arrears on the last day of each month.

Performance Bonus

The Employee will be eligible for a discretionary bonus payment based on the annual benchmarks to be set by the Company and agreed by the Employee.

Accrued Compensation

Accrued compensation owed to Employee in the amount of HKD101,000 per month shall be deferred and paid to the Employee at a time mutually agreed by the Company and the Employee”

2.           Amendment to Section 3.2(a) of the Agreement.  Section 3.2(a) of the Agreement is amended by deleting the current Section 3.2(a) of the Agreement and inserting in its place and stead, the following language:

“3.2(a)    During the period commencing on the date of this Agreement to December 31, 2011, either party may terminate this Agreement at any time by the provision of three (3) month’s prior written notice to the other party.  Thereafter, either party may terminate this Agreement at any time by the provision of nine (9) month’s prior written notice to the other party.”

3.           Effective Date.  The foregoing amendments to the Agreement shall be effective as of April 1, 2010.

4.           No Other Amendments.  Except as specifically amended hereby, the Agreement remains otherwise unmodified and in full force an effect, and is hereby ratified by the Company and the Executive.

5.           Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

6.           Governing Law, Etc.  This Amendment shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Amendment shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

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IN WITNESS WHEREOF, the parties have signed this Amendment to the Agreement as of the day and year set forth above.

WLG INC.

By:	/s/ Christopher Wood
Name: Christopher Wood
Title: Chairman of the Board of Directors

/s/ Andrew Jillings
Andrew Jillings